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                                                              EXHIBIT 23
[ERNST & YOUNG LLP LETTERHEAD]

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements listed below, of our reports on the consolidated financial statements of Comerica Incorporated and subsidaries dated January 17, 1995, financial statements of Comerica Incorporated Preferred Savings Plan dated March 8, 1995 and financial statements of John V. Carr & Son, Inc. Employees' Profit-Sharing Trust dated March 8, 1995, all included in the Annual Report on Form 10-K of Comerica Incorporated for the year ended December 31, 1994:

        Registration Statement No. 33-42485 on Form S-8 dated August 29, 1991

        Registration Statement No. 33-45500 on Form S-8 dated February 11, 1992

        Registration Statement No. 33-49964 on Form S-8 dated July 23, 1992

        Registration Statement No. 33-49966 on Form S-8 dated July 23, 1992

        Registration Statement No. 33-53220 on Form S-8 dated October 13, 1992

        Registration Statement No. 33-53222 on Form S-8 dated October 13, 1992



                                                        Ernst & Young LLP

March 27,1995